            Susan B. Railey
            For shareholders and securities brokers
            (301) 468-3120
            James T. Pastore
            For news media
            (202) 546-6451             FOR IMMEDIATE RELEASE

        Donald J. MacKinnon Resigns from CRIIMI MAE Board after Accepting New Position

Rockville, MD, January 9, 2004 — CRIIMI MAE Inc. (NYSE: CMM) announced that Donald J. MacKinnon has resigned from the Board of Directors of CRIIMI MAE Inc. effective January 6, 2004.

Mr. MacKinnon stated in his resignation letter that he has accepted a position as a Managing Director for Nomura Securities International. “Nomura compliance requirements as well as the fact that I may seek to engage in business activities with CRIIMI in the future dictate that I must resign from my position on the Board,” Mr. MacKinnon wrote in his resignation letter to CRIIMI MAE chairman Barry S. Blattman.

On behalf of the Company and its stockholders, Mr. Blattman thanked Mr. MacKinnon for his service and expertise he provided as a member of CRIIMI MAE’s Board of Directors. “We wish him the very best in his future endeavors,” said Mr. Blattman.

For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com.

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